                          STRATEGIC ALLIANCE AGREEMENT


         This Strategic Alliance Agreement (this "AGREEMENT"), dated for reference October 1, 2001 (the "Effective Date"), is by and between NORSKE SKOGINDUSTRIER ASA, a Norwegian corporation ("Norske Skog"), and NORSKE SKOG CANADA LIMITED, a Canadian corporation ("NorskeCanada"), (Norske Skog and NorskeCanada each sometimes a "Party" and collectively, the "Parties").

                              W I T N E S S E T H:

         WHEREAS Norske Skog formerly owned over 50% of the issued and outstanding Common Shares of NorskeCanada;

         WHEREAS as a result of a recent acquisition and related issuance of Common Shares by NorskeCanada, Norske Skog, is still the single largest shareholder of NorskeCanada, but now owns 36.1% of the issued and outstanding Common Shares of NorskeCanada, ; and

         WHEREAS Norske Skog owns or has an interest in, and produces paper at, 20 mills located in Europe, South America, Asia and Australasia and markets its products throughout the world; and

         WHEREAS NorskeCanada owns and produces pulp and paper at four mills located on the coast of British Columbia, Canada, and markets its products throughout the world principally in North America, Asia and South America; and

         WHEREAS the parties have entered into a confidentiality agreement dated August 27, 2001 by which Norske Skog has agreed to keep financial information regarding NorskeCanada confidential as provided for in such agreement; and

         WHEREAS the parties have formed Norske Skog North America LLC for the purposes of marketing in North America specialty papers produced by Norske Skog and NorskeCanada respectively; and

         WHEREAS the parties have entered into an agency agreement for the purpose of marketing and sales of a variety of grades of paper in South America; and

         WHEREAS Norske Skog and NorskeCanada desire to form a strategic alliance to provide a mechanism to participate in activities intended to create mutual cost reduction and value creation opportunities for both organisations in areas of mutual interest as set out in this Agreement, to the extent permitted by applicable law; and

         WHEREAS each of Norske Skog and NorskeCanada acknowledge that (i) they will not co-operate or share information to the extent or in a manner that is contrary to applicable laws; and (ii) that the information to be exchanged between the parties is limited to the purposes of the strategic alliance set out in this Agreement.

         NOW, THEREFORE, in consideration of the premises, mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Norske Skog and NorskeCanada agree as follows:

1.          STRATEGIC ALLIANCE

      (a) ALLIANCE. Subject to, and in accordance with, the terms and conditions of this Agreement, Norske Skog and NorskeCanada hereby establish a strategic alliance (the "Alliance") all as more fully set forth herein.

      (b) PURPOSE OF THE ALLIANCE. The purpose of this Alliance is to provide a mechanism for the Parties to participate in activities intended to create mutual cost reduction or add value to the respective parties' enterprises. Within the spirit of this purpose, the Parties propose to share information and co-operate with each other to the extent permitted by applicable law and this Agreement as follows:

            (i) exchange of best practises and information on manufacturing developments, processes and efficiencies as well as technical consultation in connection with the purchase, maintenance and operation of paper machines and related equipment and the operation of paper manufacturing mills;

            (ii) cooperation on procurement initiatives for the benefit of each of Norske Skog and NorskeCanada;

            (iii) exchange of information and cooperation relating to the purchasing, development and use of information technology and other initiatives related to information technology;

            (iv) exchange of information and expertise concerning health and safety issues;

            (v) exchange of information and expertise concerning environmental issues; In addition to areas of mutual cooperation, each party commits to advise the other of specific environmental strategies or initiatives that may be required by either company to address issues affecting its business, reputation or interests. While respecting and accommodating the interests of the other party wherever possible, it is recognized that each party will make independent decisions;

            (vi) in connection with the exchange of particular expertise useful for the Alliance, the transfer of personnel between the Parties;

            (vii) exchange and discussion of information obtained from external third party sources or non-confidential information relating to current or previous general market conditions for paper products such as key economic conditions, technology and production developments and similar matters;

             (viii) establishment of other opportunities for the purposes of sharing expertise, best practices and utilization of combined resources to save costs or to create value for each of the Parties; and

             (ix)  formation and operation of a joint venture in the United
                  States for the sale of specialty papers,

             in each case, in a manner that does not give rise to issues or concerns under the laws of any jurisdiction.

2.           STRUCTURE OF THE ALLIANCE

             STEERING COMMITTEE:

             The Parties will establish a steering committee (the "Steering Committee") to co-ordinate their respective activities in respect of the Alliance.

      (a) DUTIES OF STEERING COMMITTEE. The Steering Committee will, in connection with the Alliance, among other things:

            (i) monitor the progress, review the performance and make recommendations with respect to the Alliance;

            (ii) make efforts to promptly resolve problems and disputes concerning the Alliance submitted to the Steering Committee by a Party;

            (iii) evaluate from time to time, the progress and results of the
                  Alliance; and

            (iv) allocate costs incurred by a Party in respect of agreed to initiatives or projects undertaken by the Alliance between the Parties in a manner that fairly recognizes the costs that are incurred, and the benefits to be obtained, by each Party as a result of such initiative or project.

      (b) COMPOSITION OF THE STEERING COMMITTEE. The following provisions shall apply in respect of the appointment of representatives to the Steering
Committee:

            (i) each Party shall appoint and maintain at all times, and from time to time, two individuals as its representatives (the "Party Representatives") on the Steering Committee. The following are the initial Party Representatives on the Steering Committee:

            From NorskeCanada:

                  Bob Lindstrom

                  Stu Clugston



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                                       4

            From Norske Skog:

                  Ida Goodreau

                  Jan Oksum;

            (ii) each Party may change its representatives on the Steering Committee; and

            (iii) a Party Representative may from time to time appoint an alternate representative to attend any meeting of the Steering Committee and act as a Party Representative in place of the Party Representative for whom he or she is an alternate.

      (c) MEETINGS OF THE STEERING COMMITTEE. The following provisions shall apply in respect of meetings of the Steering Committee:

            (i) meetings ("Meetings") of the Steering Committee shall be held at the reasonable request of any Party Representative and shall be held not less frequently than quarterly;

            (ii) meetings shall be held at such places as may be agreed upon from time to time by the Party Representatives. Party Representatives may participate in such meetings by way of telephone conference;

            (iii) the Party Representatives may permit others from, or on behalf of, the Parties, to attend Meetings from time to time; and

            (iv) the Party Representatives shall appoint from among them, or shall appoint another mutually agreed upon individual to record minutes from each meeting which minutes are to be circulated to all Party Representatives.

      (d) RELEASE AND INDEMNITY. Each of the Parties hereby:

            (i) releases and forever discharges each of the other Party's Party Representatives from any and all actions, proceedings, liabilities, claims, damages, costs and expenses which such Party may at any time hereafter have against any such Party Representative in respect of anything done or omitted to be done by him or her in the performance of his or her duties; and

            (ii) agrees that no fee, salary, commission or other compensation shall be paid jointly by the Parties to Parties
                  Representatives.

                  The provisions of this subsection 2(d) shall survive the termination of this Agreement and may be relied upon by anyone who, from time to time, acts as a Party Representative; it being acknowledged and agreed by the Parties that each Party may institute and pursue an action to enforce the terms of this section on


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                                       5

                  behalf of a Party Representative as an intended third party beneficiary of the provisions of this subsection 2(d) or otherwise.

3.           GUIDELINES, RESTRICTIONS AND LIMITATIONS

         (a) PROHIBITED AREAS OF INTEREST. The Parties will at all times comply with applicable laws and not cooperate in a manner, or share information, that might constitute a violation of applicable laws.

         (b) COMPLIANCE PROGRAMS. Each party will establish a compliance program for all employees to ensure they comply with applicable laws in their respective interaction with each other within the Alliance.

         (c) INDEPENDENCE OF ACTION. Each Party acknowledges that the creation of the Alliance will not affect the entitlement of a Party to pursue its own interests in the market, independently of the other Party, even if the pursuit of such interest is competitive with, or adverse to the interests of, the other Party. Each Party is at all times entitled to determine, independently of the other Party, the strategy that a Party will pursue in the market.

         (d) PROHIBITED ACTIVITIES AND INFORMATION. None of the Party Representatives nor any other representative of a Party will be entitled to, and neither Norske Skog nor NorskeCanada will permit such person to, participate in any meeting or any other venue in which discussions take place, or in any program or activity, that includes, or might include, measures that are aimed at increasing prices for the products produced by Norske Skog or NorskeCanada or that might result in the prevention, restriction or distortion and/or an undue lessening of competition in the relevant product and geographic markets of the Parties' products, or in respect of future pricing and market strategy of either Party. Without limiting the generality of the foregoing, the Parties agree that all information exchanged between them will be consistent with the purposes of the Alliance and that they will not, nor will any representative of a Party, exchange information regarding their respective pricing policies or decisions, specific customer ordering; pricing, rebate or discount programs; capacity or supply management strategies or planning; or similar pricing and supply matters.

4.           COSTS

         (a) COSTS. Each of the Parties shall pay all of their own costs and expenses incurred in connection with this Agreement and the Alliance, including, but not limited to, costs and expenses incurred in respect of travel, consulting services, marketing materials or services and legal services.

5.           REPRESENTATIONS AND WARRANTIES

             As an inducement to the other to enter into this Agreement, each Party represents and warrants to the other in respect of itself the following:

         (a) ORGANIZATION, CORPORATE POWER, ETC. Each Party is duly organized, validly existing and in good standing, in the case of Norske Skog, under the laws of Norway, under which it is incorporated, and, in the case of NorskeCanada, under the laws of the Canada, under which it is continued, and each has the corporate power and authority to carry on its business as it is now being conducted, and is, or shall be at the Effective Date, duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary;

         (b) AUTHORITY OF PARTIES. Each Party has full power and authority to execute, deliver and perform this Agreement and the execution, delivery and performance of this Agreement has been duly authorized and approved by all necessary corporate action on the part of each Party and does not require any further authorization or consent on the part of each Party;

         (c) BINDING OBLIGATION. This Agreement has been duly executed and delivered by each Party and constitutes the valid and binding obligation of each Party, enforceable against each Party in accordance with its respective terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship and other laws relating to or affecting creditors' rights generally and by general equity principles);

         (d) NO LITIGATION. To each Party's respective knowledge, there are no lawsuits, claims, suits, proceedings or investigations pending or threatened against it which question the legality or propriety of the agreements set forth in this Agreement;

         (e) CONSENTS AND APPROVALS. No consent, approval, authorization, action or order of, or declaration, filing or registration with, or notice to, any court, administrative agency, governmental body or other third party is required to be made or obtained by either Party in connection with the execution and delivery of this Agreement, the agreements contemplated hereby or the performance of either Party's obligations hereunder;

6. CONFIDENTIALITY

         (a) OBLIGATIONS OF PARTIES. Each Party understands and acknowledges that so long as this Agreement remains in effect, the Parties will have access to certain Confidential Information (as defined in Section 6(b) below) concerning their respective businesses that is a valuable and unique asset of the respective Parties upon which their respective businesses are dependent. To ensure the continued secrecy of this Confidential Information, and that this Confidential Information will only be used for purposes of the Alliance, and not in a manner that is detrimental to either Party:

            (i) subject to paragraphs 6(a)(ii) and (v), each Party agrees not to disclose Confidential Information of the other Party or permit Confidential Information of the other Party to be disclosed to any third party or to use such Confidential Information other than for purposes of the Alliance and in any event, not to use such Confidential Information in any manner that is detrimental to the other Party without the prior written consent of the other Party;

            (ii) Confidential Information of the other Party may be disclosed by a Party to its Party Representatives and to its directors, officers, employees, auditors and counsel who need to know such Confidential Information for the purposes of the Alliance and in order to fulfill their responsibilities to the

                  7 Party, but the Party shall issue appropriate instructions to such persons to satisfy its obligations under this Subsection 6(a) and to otherwise comply with the terms of this Agreement and shall be responsible for any and all failures by such persons to comply with the terms of this Agreement;

            (iii) each Party agrees that if this Agreement is terminated for any reason, neither Party shall take or retain, without prior written authorization from the other Party, originals or copies of any records, papers, programs, computer software, documents, files, or any other matter of whatever nature which is, contains or may facilitate access to Confidential Information of the other Party to the extent received after the date of this Agreement;

            (iv) there shall be a rebuttable presumption that a Party's disclosure to a third party of Confidential Information of the other Party will result in irreparable damage or harm to such other Party and that monetary damages will not be adequate to compensate such other Party for any damage or harm resulting from such disclosure, and any Party who seeks injunctive or other equitable relief against the other Party in respect of any disclosure of the Party's Confidential Information to a third party by such other Party will not be required to prove that such disclosure will result in irreparable damage or harm to the Party and that monetary damages will not be adequate to compensate the Party for any damage or harm resulting from such disclosure; and

            (v) a Party may disclose Confidential Information when disclosure by such Party is required under applicable law or stock exchange or securities commission rule or policy, or by a valid subpoena or other court or governmental order, decree, regulation or rule; provided, however, that if disclosure is required under this provision, such Party shall advise the other Party of the requirement to disclose Confidential Information prior to such disclosure and as soon as reasonably practicable after such Party becomes aware of such required disclosure or aware that an action has been taken seeking such disclosure unless such notice is legally prohibited; and provided further, that upon the request of the other Party, such Party agrees to reasonably cooperate with and at the expense of the other Party in any reasonable and lawful actions which the other Party takes to resist such disclosure, limit the information to be disclosed or limit the extent to which the information so disclosed may be used or made available to third parties.

         (b) "CONFIDENTIAL INFORMATION". For purposes of this Agreement and except as provided in Subsection 6(c) below, "Confidential Information" of a Party is information of whatever nature in the possession or control of that Party that is not generally known or available to members of the general public, including any copies, worksheets, or extracts from any of the above.


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                                       8

         (c) EXCEPTIONS. The term "Confidential Information" of a Party shall not include any information which (i) is or becomes generally available to and known by the public (other than as a result of an impermissible disclosure directly or indirectly by the other Party), (ii) is or becomes available to the other Party on a non-confidential basis from a source other than the Party, provided, that such source is not and was not bound by a confidentiality agreement with, or other obligation of secrecy to, the Party, or (iii) has been or is hereafter independently acquired by the other Party without violating any confidentiality agreement with, or other obligation to, the Party.

         (d) SECURITIES LAWS. Each Party acknowledges that it is aware, that securities laws prohibit any person who has received material non-public information concerning a public company from dealing in securities of that public company or from communicating such material non-public information to any other person in circumstances in which it is reasonably foreseeable that such person is likely to deal in such securities and that any breach of paragraph 6(a) of this Agreement may constitute a breach of applicable securities or other laws.

         (e) OWNERSHIP OF CONFIDENTIAL INFORMATION. Each Party shall own and shall be entitled to use and otherwise exploit, in its sole discretion, all information which such Party has acquired independently of the other Party or which is not Confidential Information and neither Party grants any rights or interest it may have in its Confidential Information to the other Party.

         (f) SHARING OF INFORMATION. Neither Party is obligated to share with the other Party any of its Confidential Information or other information, other than as expressly provided for in this Agreement.

7.       LIMITATION OF LIABILITY; NO THIRD PARTY BENEFICIARIES

         (a) LIMITATION OF LIABILITY. In no event shall either party be liable to the other for any special, incidental, punitive, statutory or consequential damages or any multiple of actual damages, whether based on breach of contract, tort (including negligence), or otherwise, and whether or not that party has been advised of the possibility of such damage.

         (b) NO THIRD PARTY BENEFICIARIES. Except as expressly provided in subsection 2(d), this Agreement does not confer upon any person, and nothing expressed or referred to in this Agreement shall be construed to give any person, other than the Parties to this Agreement, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are otherwise for the sole and exclusive benefit of the Parties hereto.

         (c) NO LIABILITY FOR ACTS OF THE OTHER. Neither Party accepts any liability for or arising out of the actions of the other Party.

8.       TERMINATION

         BY AGREEMENT. This Agreement may be terminated at any time by the written agreement of the Parties or by not less than six months written notice by either Party to the other. This Agreement will immediately terminate if it is determined that the actions of the Parties pursuant to this Agreement are in contravention of any laws.


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                                       9

9.       GOVERNING LAW; JURISDICTION

         (a) GOVERNING LAW. This Agreement shall be governed by, and in accordance with, the internal laws of the Province of British Columbia, Canada, without giving effect to the conflict of laws principles thereof.

         (b) JURISDICTION. Each Party agrees (i) that any action, dispute or proceeding relating to this Agreement may be brought in the Courts of the Province of British Columbia sitting in Vancouver, British Columbia, and freely submits to the jurisdiction of such courts, (ii) that it freely waives any right to, and will not, oppose any such action or proceeding in such courts on the basis that the jurisdiction is not a convenient forum, and (iii) not to oppose the enforcement against it in any other jurisdiction of any judgement or order properly obtained from such a British Columbia court.

10.      NOTICES

All notices provided for or permitted to be given under this Agreement shall be in writing. All notices or other communications to be sent to a Party under this Agreement shall be sent to or made at the following addresses, or such other address as the Parties may specify by notice to each other from time to time in accordance herewith:

         If to Norske Skog, at the following address:

         Norske Skogindustrier ASA
         Oksenoyveien 80
         Lysaker, Norway

         Attention:      President & Chief Executive Officer
         Facsimile No.:  011-447-67-599-190


         If to NorskeCanada, at the following address:

         Suite 900, 700 West Georgia Street
         Vancouver, British Columbia
         V7Y 1B3

         Attention:     President & Chief Executive Officer
         Facsimile No.: 604-654-4145

A notice or other communication given under this Agreement shall be effective upon receipt by the person to whom such notice was sent.

11.      MISCELLANEOUS

(a) NO PARTNERSHIP - INDEPENDENT CONTRACTORS. Nothing contained in this Agreement is intended or shall be construed to create any partnership or association between the Parties, and any inferences to the contrary are hereby expressly negated. The relationship of the Parties is and


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                                       10

shall at all times be solely that of independent contractors. No agency, employment or any fiduciary relationship is created by this Agreement. Neither Party shall do anything that has the effect of creating an obligation by the other Party to a third party.

         (b) ASSIGNMENT. This Agreement is binding upon and enures to the benefit of each Party's respective successors. Neither Party may assign this Agreement, or any rights or obligations hereunder, whether by contract or by operation of law, except with the express written consent of the other Party, which consent may be granted or withheld in that Party's sole discretion.

         (c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein or contemplated hereby. Except as otherwise provided herein, no supplement, modification or waiver of this Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Agreement and shall be executed in writing by both of the Parties.

         (d) WAIVER. No failure on the part of a Party to exercise , and no delay in its exercise of, any right, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise by a Party of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         (e) HEADINGS. The use of headings in this Agreement is for convenience only and shall not affect the construction or interpretation of this Agreement.

         (f) SCHEDULES. Each Schedule referred to in this Agreement is a part of, and hereby incorporated into, this Agreement. Any reference to "this Agreement" shall be deemed to include the Schedules hereto.

         (g) SEVERABILITY. If one or more of the provisions of this Agreement are at any time found to be invalid by a court, tribunal or other forum of competent jurisdiction, or otherwise rendered unenforceable, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement. This Agreement shall be deemed amended by modifying or severing such provisions as necessary to render it valid, legal and enforceable while preserving its intent, or if that is not possible, by substituting another provision that is valid, legal and enforceable which materially effectuates the Parties' intent. Any such invalid or unenforceable provision or provisions shall be severable from this Agreement, so that the validity or enforceability of the remaining provisions of this Agreement, or the validity of the provisions) in question in any other jurisdiction, shall not be affected thereby.

         (h) BANKRUPTCY. Each Party must notify the other if it becomes insolvent or enters into any bankruptcy or insolvency proceedings.

         (i) SURVIVAL. The provisions of Sections 2(d), and Sections 6, 7, 10 and 11 inclusive shall survive the termination of this Agreement for whatever reason, subject to any applicable statute of limitations and subject to any provisions contained in such sections.

         (j) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

Executed this 6th day of February, 2002 by:


NORSKE SKOGINDUSTRIER ASA


by     /s/ Jan Reinas
       --------------------------------------
       President & Chief Executive Officer



NORSKE SKOG CANADA LIMITED


by     /s/ Russell J. Horner
       --------------------------------------
       President & Chief Executive Officer